SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

BOULDER CREEK EXPLORATIONS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

[LOGO OF BOULDER CREEK EXPLORATIONS, INC.]

BOULDER CREEK EXPLORATIONS, INC.
120 West Hastings Street
Vancouver, British Columbia
Canada V6E 2V1

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about October ___, 2006 to the holders of record as of the close of business on October 10, 2006 of the common stock of Boulder Creek Explorations, Inc. (“Boulder Creek”).

Boulder Creek’s Board of Directors has approved, and a total of 2 stockholders owning 7,000,000 shares of the 9,828,750 shares of common stock outstanding as of October 10, 2006, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada General Corporation Law and Boulder Creek’s Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Boulder Creek for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL

Boulder Creek will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Boulder Creek will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Boulder Creek’s common stock.

Boulder Creek will only deliver one Information Statement to multiple security holders sharing an address unless Boulder Creek has received contrary instructions from one or more of the security holders. Upon written or oral request, Boulder Creek will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: Boulder Creek Explorations, Inc., 1255 West Pender Street, Vancouver, British Columbia, Canada V6E 2V1. Attn: David Hayes, Chief Financial Officer. Mr. Hayes may also be reach by telephone at (604) 288-7703.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Boulder Creek’s Bylaws and the Nevada General Corporation Act, a vote by the holders of at least a majority of Boulder Creek’s outstanding capital stock is required to effect the action described herein. Boulder Creek’s Articles of Incorporation does not authorize cumulative voting. As of the record date, Boulder Creek had 9,929,750 voting shares of common stock issued and outstanding of which 4,964,876 shares are required to pass any stockholder resolutions. The consenting stockholders, who consist of 2 current stockholders of Boulder Creek, are collectively the record and beneficial owners of 7,000,000 shares, which represents approximately 70.49% of the issued and outstanding shares of Boulder Creek’s common stock. Pursuant to NRS 78.320 of the Nevada General Corporation Act, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated October 10, 2006. No consideration was paid for the consent. The consenting stockholders’ names, affiliations with Boulder Creek, and their beneficial holdings are as follows:
Name	Beneficial Holder andAffiliation	Shares Beneficially Held	Percentage

IR Investments, Inc.(1)	Controlled and 68% beneficially held by Ryan Gibson, President and Director	2,050,000	20.85%
Ryan Gibson	President and Director	4,950,000	50.36%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 10, 2006, certain information regarding the ownership of Boulder Creek’s capital stock by each director and executive officer of Boulder Creek, each person who is known to Boulder Creek to be a beneficial owner of more than 5% of any class of Boulder Creek’s voting stock, and by all officers and directors of Boulder Creek as a group. Unless otherwise indicated below, to Boulder Creek’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of October 10, 2006 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 9.828,750 shares issued and outstanding on a fully diluted basis, as of October 10, 2006.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS (1)
Ryan Gibson (2) (President and Director) 1255 West Pender Street Vancouver, British Columbia Canada V6E 2V1	6,344,000	(2)	64.54%
David Hayes (Chief Financial Officer and Director) 1255 West Pender Street Vancouver, British Columbia Canada V6E 2V1	None		0%
Charles Rendina (Director) 1255 West Pender Street Vancouver, British Columbia Canada V6E 2V1	None		0%
Roger Connors (Director) 1255 West Pender Street Vancouver, British Columbia Canada V6E 2V1	None		0%
All officer and directors as a group (4 persons)	6,344,000		64.54%

(1) This table is based on 9,828,750 shares of common stock issued and outstanding on October 10, 2006.

(2) Mr. Gibson directly holds 4,950,000 shares of common stock and indirectly hold’s 1,394,000 shares of common stock through his direct interest in IR Investments Inc., which holds 2,050,000 shares of common stock. Mr. Gibson controls the voting power of all 2,050,000 shares of common stock held by IR Investments.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to our highest paid officers and directors for our fiscal year ended December 31, 2003. No other compensation was paid to any such officer or directors other than the cash compensation set forth below.

	Annual Compensation				Long-Term Compensation
					Awards		Pay-Outs
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s)	Securities Underlying Options/SARs(#)	All LTIP Payouts ($)	Other Compensation

Puneet Sharan (1)	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2003	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) Mr. Sharan resigned as President, Chief Executive Officer and Director on August 11, 2006.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of Boulder Creek which may result in a change in control of Boulder Creek.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of Boulder Creek’s Board of Directors (the “Board”) and the written consent of the consenting stockholders:

ACTION 1
AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON STOCK AND PREFERRED STOCK

The Board and the consenting stockholders unanimously adopted and approved an amendment to Boulder Creek’s Articles of Incorporation to increase the number of shares of authorized common stock, par value $0.001 per share, from 75,000,000 to 200,000,000 and to authorize the issuance of 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share. Such amendment is referred to as the “Authorized Shares Amendment.”

Currently, Boulder Creek has 75,000,000 shares of common stock authorized, of which 9,828,750 are issued and outstanding as of the record date, and no shares of preferred stock authorized.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board upon issuance without further stockholder approval. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of our amended Articles of Incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of Boulder Creek and its stockholders.

The increase in the number of preferred shares authorized provides the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its common stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for common stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by Boulder Creek, or issuance as part or all of the consideration required to be paid by Boulder Creek for acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of Boulder Creek by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of Boulder Creek. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of Boulder Creek by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of Boulder Creek by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the increase in the number of preferred shares authorized may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the increase in the number of preferred shares authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire Boulder Creek to negotiate directly with the Board of Directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders’ interests.

The Authorized Shares Amendment will be implemented by filing the Certificate of Amendment of Articles of Incorporation with the Secretary of State of Nevada, a form of which is attached hereto as Exhibit B (the “Certificate of Amendment”). Under federal securities laws, Boulder Creek cannot file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement. Once Boulder Creek files the Certificate of Amendment, Boulder Creek will have 200,000,000 shares of authorized shares of common stock, of which 190,171,250 will be available for issuance, and 25,000,000 shares of authorized preferred stock, all 25,000,000 shares of which will be available for issuance.

The Board believes that it is advisable and in the best interests of Boulder Creek to have available additional authorized but unissued shares of common stock and preferred stock in an amount adequate to provide for Boulder Creek’s future needs. The unissued shares of common stock and preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. The Board would be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special meeting of the stockholders or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If, in a particular transaction, stockholder approval were required by law or any stock exchanges or markets or were otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval notwithstanding that Boulder Creek may have the requisite number of voting shares to consummate the transaction. Boulder Creek has no present commitments for the issuance or use of the proposed additional shares of preferred stock. However, the Board believes that if an increase in the authorized number of shares of preferred stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of Boulder Creek’s stockholders at that time could significantly impair its ability to meet financing requirements or other objectives.

The Authorized Shares Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of Boulder Creek in effect on the date of this Information Statement. However, Boulder Creek stockholders should note that the availability of additional authorized and unissued shares of preferred stock could make any attempt to gain control of Boulder Creek or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Boulder Creek is not aware of any proposed attempt to take over Boulder Creek or of any attempt to acquire a large block of Boulder Creek’s stock. Boulder Creek has no present intention to use the increased authorized preferred stock for anti-takeover purposes.

ACTION 2
NAME CHANGE

On October 10, 2006, the Board and the consenting stockholders unanimously adopted and approved an amendment to Boulder Creek’s Articles of Incorporation to change the name of Boulder Creek to “CanAm Uranium Corp.” (the “Name Change”).

ADDITIONAL AND AVAILABLE INFORMATION

Boulder Creek is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, and Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

STATEMENT OF ADDITIONAL INFORMATION

Boulder Creek’s Registration Statement on Form SB-2 filed on December 17, 2004, as amended, Current Reports on Form 8-K, filed with the SEC on August 17, August 22 and September 8, 2006, and Quarterly Reports on Form 10-QSB, for the quarters ended January 31, 2006 and April 30, 2006 and July 31, 2006 have been incorporated herein by this reference.

Boulder Creek will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Boulder Creek pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding Boulder Creek should be addressed to David Hayes, Chief Financial Officer, at Boulder Creek’s principal executive offices, at: Boulder Creek Explorations, Inc., 1255 West Pender Street, Vancouver, British Columbia, Canada V6E 2V1, telephone (604) 288-7703.